UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 FORM 8-K/A

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         NOVEMBER 10, 2000


                         SELECT COMFORT CORPORATION
        (Exact name of registrant as specified in its charter)


        MINNESOTA                   0-25121                   41-1597886
(State of Incorporation)     (Commission File Number)       (IRS Employer
                                                            Identification No.)


  6105 TRENTON LANE NORTH
  MINNEAPOLIS, MINNESOTA                                      55442
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code: (763) 551-7000

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

This Form 8-K/A is being filed to amend the Form 8-K filed on November 22, 2000 by Select Comfort Corporation (the "Company" or the "Registrant") to include financial statements and proforma financial information referred to in Item 7 below relating to the Company's acquistion of SleepTec, Inc., a Delaware corporation ("SleepTec") pursuant to an Asset Purchase Agreement dated as of November 10, 2000.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
          ------------------------------------------------------------------

a.      Financial statements of business acquired.
        -----------------------------------------

The financial statements of SleepTec are included herein as exhibits 99.1 and 99.2.

b.      Pro forma financial information.
        -------------------------------

The pro forma  combined  financial  statements  are included  herein as exhibits
99.3.

c.      Exhibits.
        --------

        2.1 Asset Purchase Agreement dated as of November 10, 2000, among SleepTec, Inc., St. Paul Venture Capital IV, LLC, St. Paul
               Venture Capital V, LLC, St. Paul Venture Capital VI, LLC and Select Comfort Corporation. (previously filed with the Securities and Exchange Commission as an exhibit to the registrant's Report on Form 8-K filed on November 22, 2000 and incorporated herein by reference.)

        4.1 Convertible Subordinated Debenture dated as of November 10, 2000, among Select Comfort Corporation and SleepTec, Inc. (previously filed with the Securities and Exchange Commission as an exhibit to the registrant's Report on Form 8-K filed on November 22, 2000 and incorporated herein by reference.)

        23.1   Consent of Independent Public Acountants for SleepTec, Inc.

        99.1 Audited Financial Statements of SleepTec, Inc. as of December 31, 1999 and for the year ended December 31, 1999 and the period August 13, 1997 (date of incorporation) to December 31, 1999.

        99.2 Unaudited Interim Financial Statements of SleepTec, Inc. as of September 30, 2000 and for the nine months ended September 30, 2000 and 1999.

        99.3 Unaudited Pro Forma Condensed Combined Financial Information as of September 30, 2000 and for the year ended January 1, 2000 and for the nine months ended September 30, 2000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                SELECT COMFORT CORPORATION
                                                (Registrant)


Dated:  January 25, 2001                    By: /s/ Mark A. Kimball
                                               ---------------------------------

                                            Title: Senior Vice President
                                                  ------------------------------

Exhibit 23.1






I.      INDEPENDENT AUDITORS' CONSENT



We consent to incorporation by reference in Registration Statements on Form S-8 No.333-70493, No.333-79157, No.333-80755, and No.333-84329 of Select Comfort
Corporation, of our report dated March 3, 2000 appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), relating to the balance sheet of SleepTec, Inc. as of December 31, 1999 and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 1999 and for the period August 13, 1997 (date of incorporation) to December 31, 1999.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
January 22, 2001

 Exhibit 99.1

 SLEEPTEC, INC.  (FORMERLY AIRGONOMICS, INC.)
 (A DEVELOPMENT STAGE COMPANY)

 Financial Statements as of
 December 31, 1999, for the Year Ended
 December 31, 1999 and for the Period
 August 13, 1997 (Date of Incorporation)
 to December 31, 1999, and
 Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT




Board of Directors and Stockholders
SleepTec, Inc.:

We have audited the accompanying balance sheets of SleepTec, Inc. (a development stage company) (the "Company") as of December 31, 1999, and the related statements of operations, cash flows and stockholders' equity for the year ended December 31, 1999 and for the period August 13, 1997 (date of incorporation) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1999, and the results of its operations and its cash flows for the year ended December 31, 1999 and for the period August 13, 1997 (date of incorporation) to December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise engaged in the manufacture and sale of its own line of high-quality upholstered sleeper sofas and complementary pieces. As discussed in Note 2 to the financial statements, the Company's recurring losses from operations raise substantial doubt about its ability to continue as a going concern without additional financing. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

March 3, 2000
Atlanta, Georgia                                           Deloitte & Touche LLP

SLEEPTEC, INC.
(A Development Stage Company)

BALANCE SHEET
DECEMBER 31, 1999
--------------------------------------------------------------------------------


ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                        $   746,317
  Trade receivables, net of allowance for doubtful
    accounts of $9,000                                                  87,666
  Inventories                                                          386,985
  Other current assets                                                  93,460
                                                                    -----------
      Total current assets                                           1,314,428

PROPERTY AND EQUIPMENT - Net                                           540,676
OTHER ASSETS                                                           121,455
                                                                    -----------
      Total assets                                                 $ 1,976,559
                                                                    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                 $   150,521
  Accrued expenses                                                     183,551
                                                                    -----------
      Total current liabilities                                        334,072

STOCKHOLDERS' EQUITY:
  Series A convertible preferred stock, $.01 par value;
    authorized 1,570,000 shares; outstanding 1,570,000 shares           15,700
  Series B convertible preferred stock, $.01 par value;
    authorized 730,000 shares; outstanding 730,000 shares                7,300
  Series C convertible preferred stock, $.35 per value;
    authorized 1,000,004 shares; outstanding 1,000,004 shares           10,000
  Common stock, $.10 par value; authorized 4,300,000;
    outstanding 333,599 shares                                          33,360
  Paid-in capital                                                    7,264,327
  Accumulated deficit during development stage                      (5,688,200)
                                                                    -----------
      Total stockholders' equity                                     1,642,487
                                                                    -----------
      Total liabilities and stockholders' equity                   $ 1,976,559
                                                                    ===========

See notes to financial statements.

SLEEPTEC, INC.
(A DEVELOPMENT STAGE COMPNAY)

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 1999 AND FOR THE
PERIOD AUGUST 13, 1997 (DATE OF INCORPORATION) TO DECEMBER 31, 1999
--------------------------------------------------------------------------------

                                              PERIOD FROM
                                             AUGUST 13, 1997
                                               (DATE OF
                                           INCORPORATION)TO        YEAR ENDED
                                             DECEMBER 31,         DECEMBER 31,
                                                1999                 1999

NET SALES                                   $   267,385          $    267,385
COST OF GOOD SALES                              588,985               588,985
                                             ------------          ------------
      Gross loss                                321,600               321,600

EXPENSES:
  Sales and marketing                         1,106,264               749,571
  Engineering                                 1,274,285               485,059
  General and administrative                  2,671,552             1,821,598
  Depreciation and amortization                 419,010               302,000
                                             ------------          ------------
      Total expenses                          5,471,111             3,358,228

OTHER INCOME (EXPENSE):
  Interest income                               110,155                65,549
  Interest expense                               (5,644)                    -
                                             ------------          ------------
      Net other income (expense)                104,511                65,549

NET LOSS                                    $ 5,688,200          $  3,614,279
                                             ============          ============






See notes to financial statements.

SLEEPTEC, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD AUGUST 13, 1997 (DATE OF INCORPORATION) TO DECEMBER 31, 1999
------------------------------------------------------------------------------------------------------------------------------------

                             SERIES A            SERIES B         SERIES C
                             CONVERTIBLE         CONVERTIBLE      CONVERTIBLE                                ACCUMULATED
                             PREFERRED STOCK     PREFERRED STOCK  PREFERRED STOCK  COMMON STOCK              DEFICIT DURING
                             -----------------   ---------------  ---------------  --------------- PAID-IN   DEVELOPMENT
                             SHARES     AMOUNT   SHARES   AMOUNT  SHARES  AMOUNT   SHARES   AMOUNT CAPITAL   STAGE       TOTAL

BALANCE - August 13, 1997         -     $    -        -   $    -       -  $    -        -   $    - $    -    $    -      $    -

Issuance of common stock,
 August 21, 1997
 ($.10 per share)                                                                  10,000   1,000                              1,000
Issuance of common stock,
 November 20, 1997
 ($.10 per share)                                                                  290,000  29,000                            29,000
Issuance of preferred stock,
 December 1, 1997
 ($1.00 per share)           1,510,000  15,100                                                     1,494,900               1,510,000
Stock issuance costs,
 December 1, 1997                                                                                   (18,298)                (18,298)

Net loss, August 13, 1997 to
 December 31, 1997                                                                                           (303,069)     (303,069)
                             -----------------   ---------------  ---------------  --------------- --------- ---------   -----------
BALANCE - December 31, 1997  1,510,000  15,100                                     300,000  30,000 1,476,602 (303,069)     1,218,633

Common stock options
 exercised, January 15, 1998
 ($.15 per share)                                                                    2,500     250       125                     375
Issuance of preferred stock,
 March 1, 1998
 ($1.00 per share)              60,000     600                                                        59,400                  60,000
Issuance of preferred stock,
 October 2, 1998
 ($3.10 per share)                               725,806   7,258                                   2,242,741               2,249,999
Stock issuance costs,
 October 2, 1998                                                                                     (5,461)                 (5,461)
Issuance of preferred stock,
 December 17, 1998
 ($3.10 per share)                                 4,194      42                                      12,959                  13,001
Common stock options exercised
 December 17, 1998
 ($.15 per share)                                                                    1,750     175        88                     263
Net loss for the year ended
 December 31, 1998                                                                                           (1,770,852) (1,770,852)
                             -----------------   ---------------  ---------------  --------------- --------- ----------- -----------



                                                                                                                         (Continued)







See notes to financial statements.

SLEEPTEC, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD AUGUST 13, 1997 (DATE OF INCORPORATION) TO DECEMBER 31, 1999
------------------------------------------------------------------------------------------------------------------------------------

                            SERIES A          SERIES B        SERIES C
                            CONVERTIBLE       CONVERTIBLE     CONVERTIBLE                                   ACCUMULATED
                            PREFERRED STOCK   PREFERRED STOCK PREFERRED STOCK  COMMON STOCK                 DEFICIT DURING
                            ----------------  --------------- ---------------- ---------------   PAID-IN    DEVELOPMENT
                            SHARES    AMOUNT  SHARES  AMOUNT  SHARES    AMOUNT  SHARES  AMOUNT   CAPITAL    STAGE        TOTAL

BALANCE-December 31, 1998   1,570,000 $15,700 730,000 $7,300                    304,250 $30,425  $3,786,454 $(2,073,921) $ 1,765,958

Common stock options
 exercised, April 7, 1999
 ($.15 per share)                                                                19,700   1,970         985                    2,955
Issuance of preferred stock,
 May 20, 1999
 ($3.50 per share)                                            686,275   6,863                     3,493,151                3,500,014
Stock issuance costs,
 May 20, 1999                                                                                      (13,608)                 (13,608)
Common stock options
 exercised August 30, 1999
 ($.15 per share)                                                                 1,200     120          60                      180
Common stock options
 exercised October 29, 1999
 ($.15 per share)                                                                    67       7           3                       10
Common stock options
 exercised December 4, 1999
 ($.15 per share)                                                                 8,382     838         419                    1,257
Preferred C stock split
 (1.45714 to 1),
 December 29, 1999                                            313,729   3,137                       (3,137)
Net loss for the year ended                                                                                  (3,614,279) (3,614,279)
 December 31, 1999
                            ----------------- --------------- ----------------- ---------------  ----------  -----------  ----------
BALANCE-December 31, 1999   1,570,000 $15,700 730,000 $7,300  1,000,004 $10,000 333,599 $33,360  $ 7,264,32  $(5,688,200) $1,642,487
                            ================= =============== ================= ===============  ==========  ===========  ==========





See notes to financial statements.

SLEEPTEC, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1999 AND FOR THE
PERIOD AUGUST 13, 1997 (DATE OF INCORPORATION)
TO DECEMBER 31, 1999
--------------------------------------------------------------------------------

                                                              PERIOD FROM
                                                             AUGUST 13, 1997
                                                               (DATE OF
                                                             INCORPORATION) TO   YEAR ENDED
                                                              DECEMBER 31,       DECEMBER 31,
                                                                  1999               1999

OPERATING ACTIVITIES:
 Net loss                                                    $(5,688,200)        $(3,614,279)
 Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation and amortization                               419,134           302,000
     Loss on disposal of equipment                                27,860            27,860
     Changes in assets and liabilities:
       Trade receivables                                         (87,666)          (87,666)
       Inventories                                              (386,985)         (309,079)
       Other current assets                                      (93,460)          (23,003)
       Other assets                                             (121,455)          (41,290)
       Accounts payable                                          150,521            48,172
       Accrued expenses                                          183,551            40,217
                                                             -------------     ------------
         Net cash used in operating activities                (5,596,700)       (3,657,068)

INVESTING ACTIVITIES:
 Acquisition of property and equipment                          (987,670)         (409,807)
                                                             -------------     ------------
         Net cash used in investing activities                  (987,670)         (409,807)

FINANCING ACTIVITIES:
 Proceeds from notes payable issued to stockholders              250,000                 -
 Repayment of notes payable to stockholders                     (250,000)                -
 Net proceeds from issuance of Series A
   convertible preferred stock                                 1,551,702                 -
 Net proceeds from issuance of Series B
   convertible preferred stock                                 2,257,539                 -
 Net proceeds from issuance of Series C
   convertible preferred stock                                 3,486,406         3,486,406
 Proceeds from stock options exercised                             5,040             4,402
 Proceeds from issuance of common stock                           30,000                 -
                                                             -------------     ------------
       Net cash provided by financing activities               7,330,687         3,490,808
                                                             -------------     ------------
NET (DECREASE) INCREASE IN CASH
 AND CASH EQUIVALENTS                                            746,317          (576,067)

CASH AND CASH EQUIVALENTS:
 Beginning of period                                                   -         1,322,384
                                                             -------------     ------------
 End of period                                               $   746,317       $   746,317
                                                             =============     ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION - Cash paid during the period for interest      $     5,644       $         -






See notes to financial statements.

SLEEPTEC, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1999 AND FOR THE
PERIOD AUGUST 13, 1997 (DATE OF INCORPORATION) TO DECEMBER 31, 1999
--------------------------------------------------------------------------------


1.   DESCRIPTION OF THE COMPANY

     ORGANIZATION - SleepTec, Inc. (the "Company") was originally incorporated in Delaware on August 13, 1997 as Airgonomics, Inc. On November 4, 1998, the Board adopted a resolution to change the Company name to SleepTec, Inc., which was officially registered on January 22, 1999. The Company is in the business of manufacturing and selling its own line of high-quality upholstered sleeper sofas and complementary pieces. The Company has been in the development stage since its formation. It has primarily been engaged in research and development activities to develop, produce, and market proprietary applications of various air chamber, pump, and valve technology. As of December 31, 1999, the Company has developed the SleepTec system, a proprietary design for a sleeper sofa that offers an 11-inch-thick air chamber mattress in an easy-to-use system. The Company has developed a premier product line around the SleepTec system marketed under the LUXFOR brand name, a popular-priced product line marketed under the Belador brand name and a private label program marketed under the SELECT COMFORT brand name.

2.   DEVELOPMENT STAGE COMPANY

     The Company is in the development stage and, to date, operations have commenced but there has been no significant revenue, and the Company has incurred expenses and has sustained losses. Consequently, its operations are subject to all of the risks inherent in the establishment of a new business enterprise. For the period August 13, 1997 (date of incorporation) through December 31, 1999, the Company has accumulated a deficit of $5,688,200. These factors raise substantial doubt about the Company's ability to continue as a going concern without additional financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     The Company had $746,317 of cash and cash equivalents at December 31, 1999. Additionally, on February 24, 2000, the Company received a $1,000,000 convertible promissory note, with interest payable at 10% per year, from a shareholder. The note is due upon the closing of the offering by the Company of Series D Convertible Preferred Stock resulting in a net receipt of cash proceeds of at least $5 million.

     The Company is actively seeking to raise an additional $6 million through issuance of Series D Convertible Preferred Stock by May 2000. The Company's strategy is to continue to build retail distribution primarily through traditional furniture retailers and private label programs and to license its technology for distribution outside the United States. The Company will introduce a third product line at the April Furniture Show in High Point, North Carolina, which will expand its product offering to achieve lower retail price points. The Company is also opening a facility to assemble SleepTec systems to reduce product cost, improve product quality, and ensure adequate capacity to meet the expectations of its customers. However, there can be no assurance that these efforts will be successful and bring the Company to the point of profitability.

3.   SIGNIFICANT ACCOUNTING POLICIES

     FISCAL YEAR - The Company's fiscal year ends on December 31.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS - Cash equivalents are short-term investments with original maturities of three months or less. Cash equivalents at December 31, 1999 include an overnight sweep investment in U.S.-backed securities that matured on January 3, 2000 with a carrying value (which approximates fair value) of $728,243.

     TRADE RECEIVABLES - The Company provides an allowance for doubtful debts for all receivables outstanding greater than 90 days as of year-end.

     INVENTORIES - Inventories are carried at the lower of cost or market under the first-in, first-out method. All inventories maintained at the Company's headquarters and showrooms have been fully reserved.

     PROPERTY AND EQUIPMENT - Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method (midyear convention rules) over the estimated useful lives of the related assets, principally two to five years.

     The Company has purchased tooling that consists primarily of molds used to manufacture its products, which is being depreciated over an estimated useful life of two years. Amortization of leasehold improvements is computed using the straight-line method over the primary lease term.

     REVENUE RECOGNITION - Revenue is recognized at the time of product shipment to customers.

     RESEARCH AND DEVELOPMENT - Research and development costs are charged to operations as incurred.

     INCOME TAXES - Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for tax purposes as well as loss carryforwards. These deferred income taxes are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance reduces deferred tax assets when it is "more likely than not" that some portion or all of the deferred tax assets will not be realized.

     STOCK OPTIONS - Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), ACCOUNTING FOR STOCK-BASED COMPENSATION, defines a fair-value-based method of accounting for an employee stock option or similar equity instrument. This statement gives entities a choice of recognizing related compensation expense by adopting the fair value method or to measure compensation using the intrinsic value approach under Accounting Principles Board ("APB") Opinion 25. The Company has elected to use the measurement method prescribed by APB Opinion 25 for employee stock options.

     NEWLY ISSUED ACCOUNTING STANDARDS - In June 1998, the FASB issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. This statement establishes accounting and reporting standards for derivative instruments. In June 1999, the FASB issued SFAS No. 137, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES - DEFERRAL OF THE EFFECTIVE DATE OF FASB STATEMENT NO. 133. This statement changed the effective date for SFAS No. 133 to be for fiscal years beginning after June 15, 2000. This statement will be implemented in fiscal 2001.

4.   INVENTORIES

     Inventories at December 31, 1999 consisted of the following:

                                                                 1999

           Raw Materials                                      $ 399,366
           Finished Goods                                        96,796
                                                              ----------
                                                                 496,162
           Less: Inventory valuation reserves                   (109,177)
                                                              ----------
                                                              $ 386,985
                                                              ==========




5.   PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1999 consisted of the following:

                                                                 1999

          Tooling                                             $ 531,625
          Computer and telephone equipment                      127,593
          ERP software                                           82,001
          CAD software                                           37,662
          Furniture and equipment                                66,315
          Leasehold improvements                                 40,267
                                                              ----------
                                                                885,463
          Less accumulated depreciation and amortization        344,787
                                                              ----------
                                                              $ 540,676
                                                              ==========

6.   OTHER ASSETS

     Other assets at December 31, 1999 consisted of the following:

                                                                 1999

     Current:
       Prepaid rent                                           $  63,286
       Insurance                                                 12,915
       Rent deposits                                              9,500
       Marketing materials                                            -
       Supplier deposits                                          7,759
                                                              ----------
                                                              $  93,460
                                                              ==========
     Long-term:
       Prepaid rent                                           $ 121,455
       Deposits                                                       -
                                                              ----------
                                                              $ 121,455
                                                              ==========
7.   ACCRUED EXPENSES

     Accrued expenses at December 31, 1999 consisted of the following:

                                                                 1999

       Salaries and bonus expenses                            $  57,464
       Goods received, not invoiced                              48,233
       Relocation expense                                             -
       Professional fees                                         44,405
       Customer deposits                                         33,214
       Other                                                        235
                                                              ----------
                                                              $ 183,551
                                                              ==========


8.   INCOME TAXES

     Due to the Company's operating losses, a benefit for income taxes for the year ended December 31, 1999, was fully offset by a valuation allowance. At December 31, 1999, the Company has available for federal and state income tax purposes net operating loss ("NOL") carryforwards of approximately $5,013,394 and $4,894,073, respectively, which begin to expire in 2012.

     The tax effects of temporary differences that give rise to deferred tax assets at December 31, 1999 are as follows:

                                                                   1999

     Net operating losses                                     $1,980,030
     Deferred start-up and organizational costs                  150,505
     Accrued liabilities                                          10,670
     Depreciation                                                 46,577
     Inventory                                                    51,060
     Allowance for bad debt                                        3,567
                                                              -----------
     Total gross deferred assets                               2,242,409
     Less valuation allowance                                 (2,242,409)
                                                              -----------
         Net deferred tax assets                              $        -
                                                              ===========

9.   LEASE COMMITMENT

     The Company entered into a five-year lease for its corporate offices and operating facilities in October 1998 with the lease commencing in January 1999. The lease provides for escalating monthly rental payments ("step rent") throughout the term of the lease. The Company prepaid rent of $200,000, which is being amortized over the life of the lease. Rent expense under this lease during 1999 was $189,391 ($150,687 prior to amortization). Future minimum payments under this lease are $159,937, $164,312, $168,909, $173,626, and $6,209 for the years 2000 through 2004, respectively.

     The Company has a 37-month renewable lease for its former corporate offices and operating facilities, which terminates in November 2000. The lease provided for a one-month rent holiday at inception and escalating monthly rental payments throughout the term of the lease. Rent expense under this lease for the year ended December 31, 1999 was $53,234. Beginning March 15, 1999, the Company entered into an agreement to sublease this property for the remainder of the lease term. Rental income under the lease was $39,519 in 1999. Future minimum lease income under the sublease is $47,600 in 2000, while future minimum lease payments are $49,379 through November 2000.

     The Company entered into a three-year lease for showroom space at the International Home Furnishings Market in High Point, North Carolina. Future minimum payments under this lease are $18,643 for each of 2000 and 2001.

     Additionally, the Company entered into a three-year lease in December 1999 for a manufacturing facility in Randleman, North Carolina, with the lease commencing in April 2000. The lease provides for monthly rent of $5,875 throughout the term of the lease.

     Future minimum payments under all such leases are as follows:


       2000                                                   $  298,984
       2001                                                      253,455
       2002                                                      239,409
       2003                                                      191,251
       2004                                                        6,209
                                                              -----------
                                                              $  989,308
                                                              ===========

10.  RELATED PARTY TRANSACTIONS

     On May 11, 1999, a Director of the Company purchased 24,510 shares (35,715 post-split - see Note 11) of Series C Preferred Stock for $125,001.

     A shareholder of the Company is a primary customer of the Company under a private label program. During the year ended December 31, 1999, the Company had revenues of $72,724 from this shareholder. As of December 31, 1999, trade receivables due from the shareholder totaled $5,631.

11.  STOCKHOLDERS' EQUITY

     STOCK AGREEMENT - The Series A, Series B, and Series C Preferred Stock carries voting rights equal to the shares of common stock that such Preferred Stock would be convertible into at the time of conversion. The Preferred Stock has liquidation rights and preferences to the common stockholders, currently accrues no dividend, has no rights of redemption, nor is it subject to mandatory redemption. Under the Stock Agreement, no dividends may be paid to the common stockholders.

     The holders of Series A, Series B, and Series C Preferred Stock have certain optional and automatic conversion rights as follows:

     o Under the optional conversion provisions, the Preferred Stockholder may convert, with no additional consideration and at the complete discretion of the Preferred Stockholder, preferred shares into common shares at a predetermined conversion ratio, which has been initially established at a 1-for-1 rate, subject to antidilution adjustments, and as adjusted from time to time by the Company.

     o Under the automatic conversion provisions, if at any time the Company completes a qualified initial public offering (as defined), then effective upon the closing of such offering by the Company, all outstanding shares of Preferred Stock are automatically converted to common stock at a 1-for-1 rate, subject to antidilution adjustments, and as adjusted from time to time by the Company.

     REGISTRATION AGREEMENT - Under the terms of a registration agreement, the Company has granted certain registration rights with respect to its common stock to the holders of the Company's Series A, Series B, and Series C Convertible Preferred Stock.

     STOCK SPLIT - The Series C Convertible Preferred Stock originally consisted of 686,275 shares valued at $5.10 per share. On December 29, 1999, the Board approved a 1.45714-to-1 stock split, which resulted in 1,000,004 shares.

     STOCK OPTION PLAN - On November 20, 1997, the Company adopted the Airgonomics, Inc. 1997 Stock Option Plan (the "Plan"). Under the terms of the Plan, the Company is authorized to grant incentive stock options ("ISOs") and nonqualified options ("NSOs") to its employees, directors, and third parties to acquire up to an aggregate of 615,000 shares of the Company's common stock. ISOs granted to employees are subject to vesting under a 48-month schedule and expire after 10 years. NSOs granted to other third parties vest immediately and expire after one year. A summary of the activity in the Company's stock option plan follows:

                                                                         Weighted-    Weighted-
                                                                          Average        Average
                                                                         Exercise     Contractual
                                                            Shares         Price          Life

     Outstanding at December 31, 1998                       515,500         0.16       9.4 years
     Granted during the year                                 30,700         0.72
     Exercised during the year                              (29,349)        0.15
     Cancelled during the year                              (17,100)        0.35
                                                            ---------
     Outstanding at December 31, 1999                        499,751        0.19       7.9 years
                                                            =========

     Options exerciseable at December 31, 1999               237,767     $  0.15       7.8 years
                                                            =========    ========



     All options in 1999 were granted at fair market value on the date of grant; accordingly, no compensation expense was recorded for such grants. Had compensation cost for the Company's employee stock options been determined based on the fair value at the grant dates for awards under these plans consistent with a method prescribed in SFAS No. 123, the Company's net loss for the year ended December 31, 1999 would have increased by $39,890 resulting in net loss of $3,654,169. The weighted-average fair value of options granted in 1999 was $0.07 per share, respectively, using the Black-Scholes option-pricing model with the following assumptions:

Dividend yield                                                          0%
Expected volatility                                                    70%
Risk free interest rate                                               6.5%
Forfeiture rate                                                       4.0%
Expected life, in years                                               5.1%

 Exhibit 99.2




                                  SLEEPTEC, INC.

                         Unaudited Condensed Balance Sheet
                                September 30, 2000
                                  (In thousands)


                              Assets
    --------------------------------------------------------------------------
    Current assets:
       Cash and cash equivalents                                  $       118
       Accounts receivable, net of allowance for doubtful                 184
          accounts
       Inventories                                                        961
       Other current assets                                               132
    --------------------------------------------------------------------------
          Total current assets                                          1,395

       Property and equipment - net                                       654
       Other assets                                                        91
    --------------------------------------------------------------------------

          Total assets                                            $     2,141
    ==========================================================================


                  Liabilities and Stockholders' Equity/(Deficit)
    --------------------------------------------------------------------------

    Current liabilities:
       Accounts payable                                           $       608
       Short-term borrowings                                            3,600
       Accrued expenses                                                   412

    --------------------------------------------------------------------------
          Total current liabilities                                     4,620

    --------------------------------------------------------------------------
          Total liabilities                                             4,620
    --------------------------------------------------------------------------

       Stockholders' equity/(deficit):
        Preferred stock, at par                                            33
        Common stock, at par                                               37
        Additional paid-in capital
        Preferred Stock - PIC                                           7,228
        Common Stock - PIC                                                  2
        Accumulated deficit                                            (9,779)
    --------------------------------------------------------------------------
          Total stockholders' equity/(deficit)                         (2,479)
    --------------------------------------------------------------------------
          Total liabilities and stockholders' equity/(deficit)    $     2,141
    ==========================================================================


               See notes to interim financial statements.

                  SLEEPTEC, INC.

                  Unaudited Condensed Statements of Operations
                  For the Nine Months Ended September 30, 2000 and 1999 (In thousands)

                                                          2000         1999
                                                       -----------  -----------

                  Net sales                            $      779   $      120
                  Cost of sales                             1,323          276
                  -------------------------------------------------------------
                    Gross loss                               (544)        (156)

                  Operating expenses:
                    Sales and marketing                       839          559
                    General and administrative              2,599        1,814
                  -------------------------------------------------------------
                      Total operating expenses              3,438        2,373
                  -------------------------------------------------------------
                  Operating loss                           (3,982)      (2,529)
                  -------------------------------------------------------------

                  Other income (expense):
                    Interest income                            20           43
                    Interest expense                         (128)           -
                    Other                                       -           (3)
                  -------------------------------------------------------------
                      Other income (expense)                 (108)          40
                  -------------------------------------------------------------

                  Loss before income taxes                 (4,090)      (2,489)
                  Income tax benefit                            -            -
                  -------------------------------------------------------------
                  Net loss                             $   (4,090)  $   (2,489)
                  =============================================================


                  See notes to interim financial statements.

SLEEPTEC, INC.

Unaudited Condensed Statements of Cash Flows
For the Nine Months Ended September 30, 2000 and 1999
(In thousands)

                                                              2000            1999
                                                          ------------   -------------

OPERATING ACTIVITIES:
   Net loss                                                $ (4,090)       $ (2,489)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
       Depreciation and amortization                            338             214
       Changes in assets and liabilities:
         Accounts receivable                                    (96)            (53)
         Inventories                                           (574)           (325)
         Other current assets                                   (40)             11
         Other assets                                            30             (51)
         Accounts payable                                       457              55
         Accrued expenses                                       228             113
------------------------------------------------------------------------------------
           Net cash used in operating activities             (3,747)         (2,525)


INVESTING ACTIVITIES:
   Acquisition of property and equipment                       (451)           (392)
------------------------------------------------------------------------------------
           Net cash used in investing activities               (451)           (392)

FINANCING ACTIVITIES:
   Proceeds from short-term borrowings                        3,600               -
   Net proceeds from issuance of Seried C
     convertible preferred stock                                (37)          3,482
   Proceeds from stock options exercised                          7               3
------------------------------------------------------------------------------------
           Net cash provided by financing activities          3,570           3,485
------------------------------------------------------------------------------------

NET (DECREASE) INCREASE IN CASH
   AND CASH EQUIVALENTS                                        (628)            568

CASH AND CASH EQUIVALENTS:
   Beginning of period                                          746           1,322
------------------------------------------------------------------------------------
   End of period                                           $    118        $  1,890
====================================================================================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
   INFORMATION - Cash paid during the period for interest  $      -        $      -
====================================================================================



See notes to interim financial statements.

                                 SLEEPTEC, INC.
           Notes to Unaudited Condensed Interim Financial Statements

BASIS OF PRESENTATION

The accompanying condensed financial statements of SleepTec, Inc. as of September 30, 2000 and for the nine months ended September 30, 2000 and 1999 are unaudited. In the opinion of SleepTec management, these statements have been prepared on the same basis as SleepTec's audited financial statements as of and for the year ended December 31, 1999, and include all adjustments which are of a normal and recurring nature, necessary for the fair presentation of financial position, results of operations, and cash flows for the interim periods. The results of operations for the nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the entire year. The condensed financial statements should be read in conjuction with SleepTec's financial statements and notes thereto for the year ended December 31, 1999 included elsewhere herein.

SUBSEQUENT EVENT

SleepTec's operating results though September 30, 2000 did not meet its management's expectations. During October 2000 SleepTec's board of directors decided to sell certain critical assets of SleepTec to Select Comfort Corporation and wind down the remainder of SleepTec's operations. The sale of assets to Select Comfort was completed in November 2000 and SleepTec's operations were substantially wound down by the end of calender 2000. SleepTec incurred costs and losses during the fourth quarter ended December 31, 2000 related to disposal of inventory, anticipated customer allowances, abandonment fo certain assets, settlement of lease obligations, employee severance and other wind down activities aggregating approximately $1.2 million.

SHORT-TERM BORROWINGS

From February through September 2000, SleepTec received an aggregate of $3.6 million under short term borrowing agreements with one of its stockholders. Such indebtedness bore interest at 10% payable at maturity and was generally due on demand. Amounts outstanding under these agreements were convertible, under certain circumstances, into SleepTec preferred stock.

COMMON STOCK

During the nine months ended September 30, 2000, SleepTec issued additional options covering 92,250 shares of its common stock (all at an exercise price of $.85 per share) and sold 56,724 shares of its common stock for aggregate proceeds of approximately $7,000 as a result of the exercise of stock options.

Exhibit 99.3

                           SELECT COMFORT CORPORATION
         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Effective November 10, 2000, Select Comfort Corporation (the "Company" or the "Registrant") completed the acquisition of SleepTec, Inc., a Delaware corporation ("SleepTec"). The acquisition of SleepTec was accounted for as a purchase. The aggregate purchase price payable by the Company for the assets of SleepTec consists of (i) a non-interest-bearing subordinated convertible debenture in the original principal amount of $4,000,000, due November 10, 2005 and convertible at any time into shares of the Company's common stock at the rate of $5.50 per share of common stock; and (ii) $400,000 in cash. In addition, the Company agreed to fund approximately $250,000 in a combination of cash and equity (in the form of options to purchase shares of the Company's common stock) payments to current and former employees of SleepTec for transition services and severance compensation. The purchase price was determined through arm's-length negotiations between the Company and representatives of SleepTec based primarily upon the past and projected future stream of earnings of the SleepTec operations. The source of the funds used to pay the purchase price was cash on hand at the Company.

The Company made a previous $2,000,000 investment in SleepTec in May 1999 which consisted of a 15.7% ownership stake. The investment noted in the previous paragraph was accounted for as a step acquisition.

The following unaudited pro forma condensed combined financial statements are based on the respective historical consolidated financial statements and the notes thereto of the Company and SleepTec. For consistency of presentation the year ended December 31, 1999 for SleepTec has been described as January 1, 2000. The unaudited pro forma condensed combined balance sheet assumes that the acquisition took place on September 30, 2000. The unaudited pro forma condensed combined statements of operations assume that the acquisition took place on January 3, 1999.

The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to such statements. The pro forma adjustments made in connection with the development of the pro forma information are preliminary and have been made solely for the purposes of developing such pro forma information. Although management does not expect that the final allocation will be materially different from these estimates, there can be no assurances that such differences, if any, will not be material. The unaudited pro forma condensed combined financial statements do not purport to be indicative of future results or the results that would have occurred had the acquisition taken place at the beginning of the periods presented.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes thereto of the Company included in the Company's Form 10-K for the year ended January 1, 2000, and the quarterly report on Form 10-Q for the quarter ended September 30, 2000 and the financial statements of SleepTec included elsewhere in this report.

                               SELECT COMFORT CORPORATION
                                    AND SUBSIDIARIES

                       Pro Forma Condensed Combined Balance Sheet
                                   September 30, 2000
                                     (In thousands)
                                      (Unaudited)


                                                           Historical
                                                ----------------------------
                                                Select
                                                Comfort                                              Pro Forma
                 Assets                         Corporation         SleepTec      Adjustments         Combined
----------------------------------------------------------------------------------------------------------------

Current assets:
  Cash and cash equivalents                     $    3,109          $    118      $    (518)    2    $   2,709
                                                                                               ---
  Marketable securities                              9,572                 -              -              9,572
  Accounts receivable, net of allowance                648               184           (275)    3          557
                                                                                               ---
  Inventories                                       12,030               961           (689)    1       12,302
                                                                                               ---
  Prepaid expenses                                   6,729               132           (132)    1        6,729
                                                                                               ---
  Income Taxes                                         302                 -              -                302
  Deferred tax assets                                6,676                 -              -              6,676
----------------------------------------------------------------------------------------------------------------
    Total current assets                            39,066             1,395         (1,614)            38,847


Property and equipment, net                         36,421               654           (110)    1       36,965
                                                                                               ---
Deferred tax assets                                 11,094                 -              -             11,094
Other assets                                         2,708                91            823     4        3,622
----------------------------------------------------------------------------------------------------------------
    Total assets                                $   89,289          $  2,141      $    (901)         $  90,529
================================================================================================================


  Liabilities and Shareholders' Equity
----------------------------------------------------------------------------------------------------------------

Current liabilities:
  Current maturities of long-term debt          $      26           $      -       $      -          $      26
  Accounts payable                                 19,805                608           (699)    5       19,714
                                                                                               ---
  Accruals:
   Sales returns                                    5,104                  -              -              5,104
   Warranty costs                                   7,036                  -              -              7,036
   Compensation, taxes and benefits                 6,020                  -              -              6,020
   Other                                            5,099              4,012         (3,693)    1        5,418
----------------------------------------------------------------------------------------------------------------
    Total current liabilities                      43,090              4,620         (4,392)            43,318


Long-term debt, less current maturities                52                  -          2,270     1        2,322
                                                                                               ---
Other liabilities                                   3,365                  -              -              3,365
----------------------------------------------------------------------------------------------------------------
    Total liabilities                              46,507              4,620         (2,122)            49,005
----------------------------------------------------------------------------------------------------------------

Shareholders' equity:
  Preferred stock, at par                               -                 33            (33)    1            -
                                                                                               ---
  Common stock, at par                                179                 37            (37)    1          179
                                                                                               ---
  Additional paid-in capital
   Preferred Stock - PIC                                -              7,228         (7,228)    1            -
                                                                                               ---
   Common Stock - PIC                              79,328                  2             (2)    1       79,328
                                                                                               ---
  Accumulated deficit                             (36,725)            (9,779)         8,521    1,6     (37,983)
                                                                                               ---
----------------------------------------------------------------------------------------------------------------
    Total shareholders' equity                     42,782             (2,479)         1,221             41,524
----------------------------------------------------------------------------------------------------------------

    Total liabilities and shareholders' equity  $  89,289           $  2,141      $    (901)         $  90,529
================================================================================================================



See notes to pro forma financial statements.

SELECT COMFORT CORPORATION
AND SUBSIDIARIES

Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2000
(In thousands except share and per share amounts)
(Unaudited)

                                                   Historical
                                           ----------------------------
                                           Select
                                           Comfort                                                 Pro Forma
                                           Corporation        SleepTec         Adjustments          Combined
                                           --------------    -----------      -------------        ------------

Net sales                                  $   206,002       $     779        $     (377)     7    $   206,404
                                                                                             ---
Cost of sales                                   73,903           1,323              (377)     7         74,849
                                                                                             ---
---------------------------------------------------------------------------------------------------------------
   Gross margin                                132,099            (544)                -               131,555


Operating expenses:
   Sales and marketing                          128,196            839                 -               129,035
   General and administrative                    22,830          2,599               219      8         25,648
----------------------------------------------------------------------------------------------------------------
     Total operating expenses                   151,026          3,438               219               154,683

----------------------------------------------------------------------------------------------------------------
Operating loss                                  (18,927)        (3,982)             (219)              (23,128)
----------------------------------------------------------------------------------------------------------------

Other income (expense):
   Interest income                                  937             20                 -                   957
   Interest expense                                  (6)          (128)             (260)     9           (394)
                                                                                             ---
   Other, net                                      (114)             -                 -                  (114)
----------------------------------------------------------------------------------------------------------------
     Other income, net                              817           (108)             (260)                  449
----------------------------------------------------------------------------------------------------------------

Loss before income taxes                        (18,110)        (4,090)             (479)              (22,679)
Income tax benefit                               (6,701)             -              (168)     10        (6,869)
----------------------------------------------------------------------------------------------------------------
Net loss                                   $    (11,409)     $  (4,090)       $     (311)          $   (15,810)
================================================================================================================


Net loss per share:
   Basic and Diluted                       $      (0.64)                                            $    (0.89)
                                           ==============                                          ============

Weighted average shares:
   Basic and Diluted                         17,715,000                                             17,715,000
                                           ==============                                          ============


See notes to pro forma financial statements.

SELECT COMFORT CORPORATION
AND SUBSIDIARIES

Pro Forma Condensed Combined Statement of Operations
For the Year Ended January 1, 2000
(In thousands except share and per share amounts)
(Unaudited)

                                                   Historical
                                           ----------------------------
                                           Select
                                           Comfort                                                 Pro Forma
                                           Corporation      SleepTec        Adjustments            Combined
                                           --------------   ------------    ------------          ------------

Net sales                                  $   273,767      $    267        $     (23)     7     $  274,011
                                                                                          ---
Cost of sales                                   95,107           589              (23)               95,673
                                                                                           7
--------------------------------------------------------------------------------------------------------------
   Gross margin                                178,660          (322)               -               178,338

Operating expenses:
   Sales and marketing                         162,742         1,235                -               163,977
   General and administrative                   29,213         2,124              292      8         31,629
                                                                                          ---
   Store Closings                                1,498             -                -                 1,498
--------------------------------------------------------------------------------------------------------------
     Total operating expenses                  193,453         3,359              292               197,104
--------------------------------------------------------------------------------------------------------------
Operating loss                                 (14,793)       (3,681)            (292)              (18,766)
--------------------------------------------------------------------------------------------------------------

Other income (expense):
   Interest income                               1,956            66                -                 2,022
   Interest expense                                (69)            -             (346)     9           (415)
                                                                                          ---
   Other, net                                     (116)            -                -                  (116)
--------------------------------------------------------------------------------------------------------------
     Other income, net                           1,771            66             (346)                1,491
--------------------------------------------------------------------------------------------------------------

Loss before income taxes                       (13,022)       (3,615)            (638)              (17,275)
Income tax benefit                              (4,818)            -             (223)     10        (5,035)
--------------------------------------------------------------------------------------------------------------
Net loss                                   $    (8,204)     $ (3,615)         $  (415)           $  (12,240)
==============================================================================================================


Net loss per share:
   Basic and Diluted                       $     (0.45)                                          $    (0.67)
                                           ==============                                       ==============

Weighted average shares:
   Basic and Diluted                        18,299,728                                            18,299,728
                                           ==============                                       ==============


See notes to pro forma financial statements.

                         SELECT COMFORT CORPORATION
   Notes to Unaudited Proforma Condensed Combined Financial Statements
                              (In thousands)

(1) The acquisition of SleepTec has been accounted for as a purchase. The Company purchased only certain assets of SleepTec for a $4,000 non-interest-bearing subordinated convertible debenture and $400 in cash. The debenture was valued based on its net cash flows using a 12% discount rate and a five year term. As such, the total purchase price has been allocated to those certain assets based on their relative fair values as of the closing date.

        Purchase cost of assets                                         $2,670
        Transaction costs                                                  318
        Remaining15.7% investment in SleepTec dated May 1999               742
                                                                        --------
        Total purchase cost                                             $3,730
        Value of net assets acquired                                       866
                                                                        --------
        Excess of purchase cost over net value of assets acquired       $2,864
                                                                        ========

        Allocated to:
        Inventory                                                       $  272
        Property, plant & equipment                                        544
        Patents/Trademarks                                                  50
                                                                        --------
        Total                                                           $  866
                                                                        ========

        Represents valuation of assets acquired, elimination of asset, liability and equity balances not acquired.

(2) Reflects $400 reduction in cash balance resulting from purchase. SleepTec balance is eliminated.

(3) Reflects elimination of intercompany receivable balance ($91). SleepTec balance is eliminated.

(4) Reflects elimination of previous investment in SleepTec ($2,000), recording of patent/trademark balances ($50) and goodwill ($2,864). SleepTec balance is eliminated.

(5) Reflects elimination of intercompany payable balance ($91). SleepTec balance is eliminated.

(6) Represents Company's 15.7% portion of equity loss in SleepTec ($1,051) occurring prior to this transaction and impact of amortization of goodwill ($207).

(7)     Elimination of intercompany sales and cost of sales.

(8) Amortization of goodwill ($215 and $287) and of patents/trademarks ($4 and $5) for the nine months ended September 30, 2000 and for the year ended January 1, 2000, respectively.

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(9)     Amortization of debt discount related to convertible debenture.

(10) Reflects the tax effect of the pro forma adjustments at an incremental tax rate of 35%.


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